Exhibit 15
June 2, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 7, 2008 on our review of interim financial information of Ford Motor Company (the “Company”) for the three-month periods ended March 31, 2008 and 2007 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-3 dated June 2, 2008.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan